EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 10 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated:  December 6, 2011

Glencore AG

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Director

By:	/s/ Barbara Bodmer

Name:	Barbara Bodmer

Title:	Officer

Glencore International AG

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Director

By:	/s/ Barbara Bodmer

Name:	Barbara Bodmer

Title:	Officer

Glencore International plc

By:	/s/ Steven Kalmin

Name:	Steven Kalmin

Title:	Director